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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                       __________________________________


                                    FORM 8-K

                                 Current Report


                      ___________________________________


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934




                        Date of Report:  August 18, 1995




                          LONG ISLAND LIGHTING COMPANY
               (Exact name of registrant as specified in charter)

             New York                  1-3571               11-1019782
      (State of Incorporation)   (Commission File No.)   (I.R.S. Employer
                                                         Identification No.)



             175 East Old Country Road, Hicksville, New York  11801
                                  516-755-6650
         (Address and telephone number of Principal Executive Offices)
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Item 1.  Changes in Control of Registrant

                 Not applicable.


Item 2.  Acquisition or Disposition of Assets

                 Not applicable.


Item 3.  Bankruptcy or Receivership

                 Not applicable.


Item 4.  Changes in Registrant's Certifying Accountant

                 Not applicable.


Item 5.  Other Information

                 On August 15, 1995, the Governor of the State of New York announced the appointment of the Chairman and three additional trustees of the Long Island Power Authority ("LIPA") Board to take office on September 1, 1995. According to published reports, the new LIPA Board will be responsible for proposing a plan to address energy issues on Long Island. These reports indicated that the LIPA Board would evaluate a variety of options involving the Company's business operations and assets, among them the full takeover proposal made by the outgoing LIPA Board in June 1995, and recommend a course of action. Based on the lack of available information, the Company cannot determine what proposal, if any, will be recommended by the new LIPA Board.

Item 6.  Resignations of Registrant's Directors

                 Not applicable.


Item 7.  Financial Statements, Pro Forma Financial
                 Information and Exhibits

                 Not applicable.


Item 8.  Change in Fiscal Year

                 Not applicable.





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                                   SIGNATURE





                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                        LONG ISLAND LIGHTING COMPANY
                                                  Registrant




                                        By      ANTHONY NOZZOLILLO
                                           ----------------------------
                                                ANTHONY NOZZOLILLO
                                        Senior Vice President - Finance



Dated:  August 18, 1995





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